Exhibit 23.2

                       [ROWLES & COMPANY, LLP LETTERHEAD]



Board of Directors
Glen Burnie Bancorp

         We hereby consent to the use of our report dated March 8, 1996 on the consolidated financial statements of Glen Burnie Bancorp as of December 31, 1995 and for the two years then ended and to the references to our firm under the heading "Experts" in the prospectus included in the Registration Statement on Form S-1 being filed by the Company for its Dividend Reinvestment and Stock Purchase Plan and Stockholder Purchase Plan.


                                                      ROWLES & COMPANY, LLP

September 30, 1997